Exhibit 99.2

N E W S R E L E A S E

Atmel Announces $300 Million Addition to Stock Repurchase Program

SAN JOSE, CA, October 30, 2013 - Atmel® Corporation (NASDAQ: ATML), a leader in microcontroller and touch solutions, today announced that its Board of Directors has authorized an additional $300 million allocation of funds to its existing $700 million common stock repurchase program.

Of the company's previously authorized $700 million program, to date the company has repurchased approximately $636.3 million, or 72.1 million shares, of its common stock.

"The addition of an incremental $300 million to our current program reflects our continued confidence in our improving operating model and our overall financial strength," said Steve Skaggs, Atmel's Senior Vice President and Chief Financial Officer.

The program authorizes the purchase of Atmel common stock in the open market, through privately negotiated transactions, accelerated stock repurchase programs or through other methods, including yield enhancement strategies, structured financial instruments and other derivative methods linked to the company’s equity prices, at such times as management may determine to be in the best interests of the company and its stockholders, depending upon market conditions and other factors.  The program does not have an expiration date.  The number of shares repurchased and the timing of repurchases will be based on the level of cash balances, general business and market conditions, regulatory requirements and other factors, including alternative investment opportunities.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.
© 2013 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel's forecasts, business outlook, expectations, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2013 and beyond. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic conditions (especially in Europe and Asia) and fiscal budget uncertainties in the United States; the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, and the financial instability or insolvency proceedings of those foundries and associated litigation involving us in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and new maXTouch products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or increased volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2012, filed on February 26, 2013. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026